Exhibit 5
                    BOSE McKINNEY & EVANS
                  2700 First Indiana Plaza
                135 North Pennsylvania Street
                Indianapolis, Indiana  46240
                       (317) 684-5000


April 13, 1998

Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana  46240

Dear Sirs:

We are acting as counsel to Duke Realty Investments, Inc., an Indiana corporation (the "Company"), in connection with the shelf registration by the Company of 211,475 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") to be sold by certain shareholders in connection with the exchange for Common Stock of units of partnership interest of Duke Realty Limited Partnership. The
Common Stock is the subject of a Registration
Statement, as amended (the "Registration Statement") filed by the Company on Form S-3 under the Securities
Act of 1933, as amended.

We have examined photostatic copies of the Company's
Amended and Restated Articles of Incorporation and
Amended and Restated Bylaws and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that the Common Stock has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities
Act of
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Duke Realty Investments, Inc.
April 13, 1998
Page 2


1933 and such state "blue sky" or securities laws as may be applicable have been complied with and (b) any shares of Common Stock to be issued by the Company have been issued and delivered as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 filed under the Securities Act of 1933 relating to the Common
Stock.

Very truly yours,

BOSE McKINNEY & EVANS